Exhibit 10.3

January 5, 2009

Mr. Bentley Long

[Address]

Dear Bentley:

This letter sets forth the terms of the agreement between you and Exar Corporation (“Exar”) with respect to severance benefits you may be entitled to receive upon certain terminations of your employment following a change in control of Exar.

In the event there is a Change of Control and your employment is terminated within twelve (12) months following the Change of Control date either by Exar without Cause or by you for Good Reason, (i) all options, restricted stock unit awards and other equity-based awards granted to you by Exar, to the extent then outstanding and otherwise unvested, will immediately vest, and (ii) you will be entitled to receive, within sixty (60) days following your termination and subject to all applicable withholdings, a lump sum severance payment equal to three months base salary plus one month base salary for each year of completed service with Exar, to a maximum aggregate severance payment equal to six months base salary; provided, however, that Exar’s obligation to provide such accelerated vesting and such severance payment shall be contingent upon your providing to Exar, upon or promptly following your last day of employment with Exar, a valid, executed general release agreement in a form acceptable to Exar, and such release agreement not having been revoked by you pursuant to any revocation rights afforded by applicable law.

As used herein, the term “Cause” means (i) your conviction of any felony or conviction of any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against Exar; (iii) conduct by you which, based upon a good faith and reasonable factual investigation and determination by Exar, demonstrates gross incompetence; or (iv) intentional, material violation by you of any contract between you and Exar or any statutory duty of you to Exar that is not corrected within thirty (30) days after written notice to you thereof Physical or mental disability shall not constitute “Cause.”

As used herein, the term “Good Reason” means, without your express written consent, (i) a material diminution in your authority, duties or responsibilities or (ii) a material diminution in your base compensation, provided that any such diminution shall not constitute “Good Reason” unless both (x) you provide written notice to Exar of the condition claimed to constitute Good Reason within ninety (90) days of the initial existence of such condition, and (y) Exar fails to remedy such condition within thirty (30) days of receiving such written notice thereof; and provided, further, that in all events the termination of your employment with Exar shall not be treated as a termination for “Good Reason” unless such termination occurs not more than six (6) months following the initial existence of the condition claimed to constitute “Good Reason.”

As used herein, the term “Change of Control” means (i) a dissolution or liquidation of Exar; (ii) consummation of a merger or consolidation in which Exar is not the surviving

EXAR Corporation    —    48720 Kato Road    —    Fremont, CA 94538    —    Main 510-668-7000    —     Fax 510-668-7001    —    www.exar.com

corporation; (iii) consummation of a reverse merger in which Exar is the surviving corporation but the shares of Exar’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (iv) any other capital reorganization in which more than thirty-five percent (35%) of the shares of Exar entitled to vote are exchanged, excluding in each case a capital reorganization in which the sole purpose is to change the state of incorporation of Exar; (v) consummation of a transaction or group of related transactions involving the sale of all or substantially all of Exar’s assets; or (vi) the acquisition by any person, entity or group (excluding any employee benefit plan, or related trust, sponsored or maintained by Exar or any Exar subsidiary) of the beneficial ownership, directly or indirectly, of securities of Exar representing more than thirty-five percent (35%) of the combined voting power in the election of directors. For purposes of this paragraph, acquisition of ownership interests by any employee of Exar or its subsidiaries, whether through a “management buy-out” or otherwise, shall not constitute a “Change of Control.”

Please sign and date in the space provided below to indicate your acceptance of the terms set forth herein and return one copy to Diane Hill, fax (510) 668-7011.

Sincerely,
Agreed and Accepted:

/s/ Diane Hill	/s/ BentleyLong 01/22/09
Diane Hill	Bentley Long Date
Vice President
Human Resources
Start Date

EXAR Corporation    —    48720 Kato Road    —    Fremont, CA 94538    —    Main 510-668-7000    —    Fax 510-668-7001    —    www.exar.com